Exhibit 10.4

EXECUTION VERSION

DEPOSITARY AGREEMENT

Dated as of May 12, 2009

among

HLI OPERATING COMPANY, INC.,

HAYES LEMMERZ FINANCE LLC – LUXEMBOURG S.C.A.,

DEUTSCHE BANK AG NEW YORK BRANCH,
as DIP Administrative Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary

Table of Contents
(continued)

SCHEDULE

Schedule I    -    Payment Instructions

EXHIBIT

Exhibit A      -    Form Of Withdrawal Certificate

This DEPOSITARY AGREEMENT (this “Depositary Agreement”) dated as of May 12, 2009, among HLI Operating Company, Inc., a Delaware corporation (the “U.S. Borrower”), and Hayes Lemmerz Finance LLC - Luxembourg S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Borrower” and, together with the U.S. Borrower, the “Borrowers”), Deutsche Bank AG New York Branch in its capacity as DIP Administrative Agent for the DIP Lenders (together with its successors and permitted assigns in such capacity, the “DIP Administrative Agent”), and Deutsche Bank Trust Company Americas, in its capacity as bank and as securities intermediary (together with its successors and permitted assigns in such capacity, the “Depositary”).

RECITALS

WHEREAS, the Borrowers entered into the Second Amended and Restated Credit Agreement, dated as of May 30, 2007 (the “Second Amended and Restated Credit Agreement”), among the Borrowers, Hayes Lemmerz International, Inc., a Delaware corporation (“Holdings”), the Lenders and Issuers (in each case as defined therein) party thereto, Citicorp North America, Inc. (“CNAI”), as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the other Loan Documents, the “Prepetition Administrative Agent”), Deutsche Bank Securities Inc., as Syndication Agent, CNAI, as Documentation Agent, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Joint Book-Running Lead Managers and Joint Lead Arrangers, as amended by Amendment No. 1, dated as of January 30, 2009 (“Amendment No. 1”), among the Borrowers, Holdings and the Prepetition Administrative Agent on behalf of each Lender executing a Lender Consent (as defined therein); and

WHEREAS, contemporaneously with the execution and delivery of this Depositary Agreement, the Borrowers and Holdings entered into an Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of May 12, 2009 (“Amendment No. 2”, together with Amendment No.1 and the Second Amended and Restated Credit Agreement, the “Amended Credit Agreement”), among the Borrowers, Holdings, each Lender (as defined in the Existing Credit Agreement referred to therein) party thereto, each DIP Lender (as defined therein), Deutsche Bank AG New York Branch, as administrative agent for the DIP Lenders and Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers and Joint Syndication Agents with respect to the DIP Facilities referred to therein and Deutsche Bank Securities Inc., as Documentation Agent with respect to the DIP Facilities referred to therein;

WHEREAS, the DIP Administrative Agent desires the Depositary to hold and administer the various accounts established pursuant to this Depositary Agreement and moneys deposited and Permitted Investments held therein in accordance with the terms of this Depositary Agreement;

WHEREAS, it is a condition precedent to the incurrence of the DIP Effective Date that this Depositary Agreement shall have been executed and delivered by each of the parties hereto;

WHEREAS, this is the Depositary Agreement referred to in Amended Credit Agreement and the Interim Order;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1       Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

Section 1.2       Construction.  For all purposes of this Depositary Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           all terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)           all references in this Depositary Agreement to designated “Articles,” “Sections,” “Schedules”, “Exhibits” and other subdivisions are to the designated Articles, Sections, Schedules, Exhibits and other subdivisions of this Depositary Agreement;

(c)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Depositary Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)           unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the DIP Loan Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

(e)           unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

(f)           any reference to any Person shall include its successors and assigns;

(g)           any reference to a “written instruction”, “written direction”, “written consent”, “written notice” or other similar phrases requiring a writing shall mean a written instruction, written direction, written consent, written notice or other writing meeting the requirements of Section 6.2; and

(h)           all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”

Section 1.3       Definitions.  As used in this Depositary Agreement, the following terms shall have the following meanings:

“Account Collateral” means U.S. Borrower Account Collateral and Luxembourg Borrower Account Collateral.

“Adjusted Budget” shall mean, on any date, the then-applicable 13-Week Budget, as adjusted (on a reasonable basis and in good faith) to permit a cumulative adverse deviation of no greater than 10%, and as further adjusted with the consent of the Requisite DIP Lenders.

“Available Cash” means, on any date of determination, cash on hand of the Obligors available for the payment of expenses of the Obligors included in the Adjusted Budget (for purposes of clarity, it is understood and agreed that "Trapped Cash" as set forth in the 13-Week Budget shall not be included in determining Available Cash).

“Collateral Accounts” has the meaning set forth in Section 2.2.

“Debt Termination Date” means the date on which (i) all Secured DIP Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full (or legally defeased in full in accordance with the express terms and conditions of the related DIP Loan Documents and other governing documentation) and (ii) all commitments to extend credit of the DIP Lenders under the DIP Loan Documents have been terminated.

“Default Event” means a Default or an Event of Default.

“DIP Administrative Agent Payment Account” means the account specified on Schedule I under the caption “DIP Administrative Agent Payment Account”, or such other account as may be specified by the DIP Administrative Agent in a written notice to the Depositary.

“Financial Assets” has the meaning set forth in Section 2.4.

“Indemnified Depositary Party” has the meaning set forth in Section 5.2.

“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

“Luxembourg Borrower Account Collateral” has the meaning set forth in Section 2.3(b).

“Luxembourg Borrower Dollar Collateral Account” has the meaning set forth in Section 2.2(b).

“Luxembourg Borrower Dollar Payment Account” means the account specified on Schedule I under the caption “Luxembourg Borrower Dollar Payment Account”, or such other account as may be specified by the Luxembourg Borrower in a written notice to the Depositary.

“Luxembourg Borrower Euro Collateral Account” has the meaning set forth in Section 2.2(c).

“Luxembourg Borrower Euro Payment Account” means the account specified on Schedule I under the caption “Luxembourg Borrower Euro Payment Account”, or such other account as may be specified by the Luxembourg Borrower in a written notice to the Depositary.

“Luxembourg Borrower Permitted Expenses” means, with respect to the Luxembourg Borrower and its Subsidiaries (a) transactions costs, fees and expenses with respect to the DIP Loan Documents (to the extent payment thereof is not otherwise made in accordance with Section 3.2(c)(first), 3.3(c)(first) or 3.4(c)(first)); (b) Specified Expenses in accordance with the Adjusted Budget, the DIP Loan Documents and the Orders and (c) to the extent not included in clause (b), administrative costs of the Cases and claims or amounts approved by the Bankruptcy Court.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Permitted Investments” of any Person means:

(a) securities issued or fully guaranteed or insured by the United States government or any agency thereof;

(b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any DIP Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by S&P or “P-1” by Moody’s;

(c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s; and

(d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s;

provided, however, that the maturities of all obligations of the type specified in clauses (i) through (iv) above shall not exceed 90 days.

“S&P” means Standard & Poor’s Ratings Services.

“Secured DIP Obligations” means the Domestic DIP Obligations and the Foreign DIP Obligations.

“Specified Expenses” of either Borrower, on any date of determination,  means expenses of the Obligors of the type that would be included (reasonably and in good faith) in the following line items of the Adjusted Budget: (a) “Total Disbursements” and (b) “Total Restructuring Costs”. Specified Expenses shall exclude (to the extent included) any payments with respect to Indebtedness outstanding prior to the Petition Date (including Prepetition Obligations) except to the extent expressly permitted by the Orders.

“Subject Transfer Date” means any Business Day of a week in respect of which a Withdrawal Certificate is delivered in accordance with this Depositary Agreement as specified in such Withdrawal Certificate.

“Trigger Event Date” has the meaning set forth in Section 3.8(a).

“U.S. Borrower Account Collateral” has the meaning set forth in Section 2.3(a).

“U.S. Borrower Dollar Collateral Account” has the meaning set forth in Section 2.2(a).

“U.S. Borrower Payment Account” means the account specified on Schedule I under the caption “U.S. Borrower Payment Account”, or such other account as may be specified by the U.S. Borrower in a written notice to the Depositary.

“U.S. Borrower Permitted Expenses” means, with respect to the U.S. Borrower and its Subsidiaries (a) transactions costs, fees and expenses with respect to the DIP Loan Documents (to the extent payment thereof is not otherwise made in accordance with Section 3.2(c)(first), 3.3(c)(first) or 3.4(c)(first)); (b) Specified Expenses in accordance with the Adjusted Budget, the DIP Loan Documents and the Orders and (c) to extent not included in clause (b), administrative costs of the Cases and claims or amounts approved by the Bankruptcy Court.

“Withdrawal Certificate” means a certificate in the form of Exhibit A signed by an Authorized Officer of each of the Borrowers which satisfies, when applicable, the express requirements of this Depositary Agreement.

Section 1.4       Uniform Commercial Code.  All terms defined in the New York UCC shall have the respective meanings given to those terms in the New York UCC.

ARTICLE II

THE DEPOSITARY; ESTABLISHMENT OF COLLATERAL ACCOUNTS

Section 2.1       The Depositary.  (a)  The Depositary hereby agrees to act as a bank (within the meaning of Section 9-102(a)(8) of the New York UCC) and as a securities intermediary (within the meaning of Section 8-102(1)(14) of the New York UCC) and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary pursuant to the terms of this Depositary Agreement and the other DIP Loan Documents.  The Depositary shall hold and maintain the Collateral Accounts during the term of this Depositary Agreement and shall treat the Collateral Accounts and the cash, instruments and Permitted Investments in the Collateral Accounts as monies, instruments and securities pledged by each of the Borrowers to the DIP Administrative Agent for the benefit of the DIP Lenders, in accordance with the provisions of this Depositary Agreement.  The Depositary does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for either of the Borrowers.

(b)           Neither Borrower shall assert any claims against or to monies held in the Collateral Accounts, as third party beneficiaries or otherwise, except the right of such Borrower to receive or make requisitions of monies held in the Collateral Accounts, as permitted by this Depositary Agreement, and the right of the Borrowers to direct the investment of monies held in the Collateral Accounts as permitted by Section 3.5.

Section 2.2       Establishment of Collateral Accounts.  The Depositary hereby agrees and confirms that it has established the following accounts (the “Collateral Accounts”) in the name of the U.S. Borrower (in the case of the U.S. Borrower Dollar Collateral Account) and the Luxembourg Borrower (in the case of the Luxembourg Borrower Dollar Collateral Account and the Luxembourg Borrower Euro Collateral Account) as special, segregated accounts, which shall be maintained at all times until the termination of this Depositary Agreement:

(a)           a Collateral Account (account no. 01419647 FCT: PORT S42528.1) entitled “U.S. Borrower Dollar Collateral Account” (the “U.S. Borrower Dollar Collateral Account”);

(b)           a Collateral Account (account no. 01419647 FCT: PORT S42528.2) entitled “Luxembourg Borrower Dollar Collateral Account” (the “Luxembourg Borrower Dollar Collateral Account”); and

(c)           a Collateral Account (account no. 959104100) entitled “Luxembourg Borrower Euro Collateral Account” (the “Luxembourg Borrower Euro Collateral Account”).

For administrative purposes, additional accounts within the Collateral Accounts may be established and created by the Depositary from time to time in accordance with this Depositary Agreement, each of which shall be, and be treated as, a Collateral Account.

Section 2.3       Security Interests.  (a)   As collateral security for the prompt and complete payment and performance when due of all Secured DIP Obligations, the U.S. Borrower hereby pledges, assigns, hypothecates and transfers to the DIP Administrative Agent for the benefit of the DIP Lenders and grants to the DIP Administrative Agent for the benefit of the DIP Lenders a Lien on and security interest in and to all of such Borrower’s right, title and interest in (i) the U.S. Borrower Dollar Collateral Account and (ii) all cash, instruments, investment property, securities, “security entitlements” (as defined in Section 8-102(a)(14) of the New York UCC) and Financial Assets at any time on deposit in or credited to such Collateral Account, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the “U.S. Borrower Account Collateral”).

(b)           As collateral security for the prompt and complete payment and performance when due of all Foreign Secured DIP Obligations, the Luxembourg  Borrower hereby pledges, assigns, hypothecates and transfers to the DIP Administrative Agent for the benefit of the DIP Lenders and grants to the DIP Administrative Agent for the benefit of the DIP Lenders a Lien on and security interest in and to all of such Borrower’s right, title and interest in (i) the Luxembourg Borrower Dollar Collateral Account and the Luxembourg Borrower Euro Collateral Account and (ii) all cash, instruments, investment property, securities, “security entitlements” (as defined in Section 8-102(a)(14) of the New York UCC) and Financial Assets at any time on deposit in or credited to such Collateral Accounts, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the “Luxembourg Borrower Account Collateral”).

(c)           The Depositary shall not be responsible to take any action to perfect the Lien of the DIP Administrative Agent for the benefit of the DIP Lenders in and to the Collateral Accounts and the other Account Collateral except through the performance of its express obligations hereunder or upon the written direction of the DIP Administrative Agent.

Section 2.4      Collateral Accounts Maintained as UCC “Securities Accounts”.  The Depositary and the Borrowers agree that (i) each Collateral Account is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the New York UCC); (ii) the U.S. Borrower (in the case of the U.S. Borrower Dollar Collateral Account) and the Luxembourg Borrower (in the case of the Luxembourg Borrower Dollar Collateral Account and the Luxembourg Borrower Euro Collateral Account) is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the New York UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the New York UCC, the “Financial Assets”) credited to such Collateral Accounts; (iii) each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Collateral Account shall be treated as a Financial Asset and (iv) all Financial Assets in registered form or payable to or to the order of and credited to any Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary or in blank, or credited to another securities account maintained in the name of the Depositary, and in no case will any Financial Asset credited to any Collateral Account be registered in the name of, payable to or to the order of, or endorsed to, either Borrower except to the extent the foregoing have been subsequently endorsed by such Borrower to the Depositary or in blank.  Until this Agreement shall terminate in accordance with the terms hereof, the DIP Administrative Agent shall have “control” (within the meaning of Section 8-106(d)(2) of the New York UCC) of the Collateral Accounts and the Borrowers’ “security entitlements” (within the meaning of Section 8-102(a)(17) of the New York UCC) with respect to the Financial Assets credited to the relevant Collateral Account, to the exclusion of the Borrowers.  All property delivered to the Depositary pursuant to this Depositary Agreement will be promptly credited to the Collateral Accounts.  Each Borrower hereby irrevocably directs, and the Depositary hereby agrees, that the Depositary will comply with all “entitlement orders” within the meaning of Section 8-102(a)(8) of the New York UCC originated by the DIP Administrative Agent regarding each Collateral Account and any Financial Asset therein without the further consent of either Borrower or any other Person.  In the case of a conflict between any instruction or order originated by the DIP Administrative Agent and any instruction or order originated by any other Person, the instruction or order originated by the DIP Administrative Agent shall prevail.  The Depositary shall not change the name or account number of any Collateral Account without the prior written consent of the DIP Administrative Agent.

Section 2.5       Jurisdiction of Depositary.  The parties hereto agree that, for purposes of the New York UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Collateral Accounts, the jurisdiction of the Depositary is the State of New York and the laws of the State of New York govern the establishment and operation of the Collateral Accounts.

Section 2.6       Degree of Care; Liens.  The Depositary shall exercise the same degree of care in administering the funds held in the Collateral Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law.  The Depositary is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the Depositary agrees with any Person other than the DIP Administrative Agent to comply with entitlement orders or instructions originated by such Person relating to any of the Collateral Accounts or the security entitlements that are the subject of this Depositary Agreement.  The Depositary shall not grant any lien, pledge or security interest in any Financial Asset that is the subject of any security entitlement that is the subject of this Depositary Agreement.

Section 2.7       Subordination of Lien; Waiver of Set-Off.  In the event that the Depositary has or subsequently obtains by agreement, operation of law or otherwise a Lien in any Collateral Account, any security entitlement carried therein or credited thereto or any Financial Asset that is the subject of any such security entitlement, the Depositary agrees that such Lien shall (except to the extent provided in the last sentence of this Section 2.7) be subordinate to the Lien of the DIP Administrative Agent.  The Financial Assets standing to the credit of the Collateral Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the DIP Administrative Agent (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Collateral Accounts, and each Borrower and the DIP Administrative Agent hereby authorize the Depositary to debit the relevant Collateral Account(s) for such amounts).

Section 2.8       No Other Agreements.  None of the Depositary, the DIP Administrative Agent or either of the Borrowers has entered or will enter into any agreement with respect to any Collateral Account or any security entitlements or any Financial Assets carried in or credited to any Collateral Account, other than this Depositary Agreement, the other DIP Loan Documents and customary agreements required to establish the Collateral Accounts that are not inconsistent with this Depositary Agreement.

Section 2.9       Notice of Adverse Claims.  The Depositary hereby represents that, except for the claims and interests of the DIP Administrative Agent and the relevant Borrower in each of the Collateral Accounts, the Depositary (a) as of the date of this Depositary Agreement, has no knowledge of, and has received no notice of, and (b) as of each date on which any Collateral Account is established pursuant to this Depositary Agreement, has received no notice of, any claim to, or interest in, any Collateral Account or in any security entitlement or Financial Asset carried therein or credited thereto.  If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account or in any security entitlement or Financial Asset carried therein or credited thereto, the Depositary will promptly notify the DIP Administrative Agent and the Borrowers thereof.

Section 2.10     Rights and Powers of the DIP Administrative Agent.  The rights and powers granted to the DIP Administrative Agent by the DIP Lenders have been granted in order to perfect their Lien in the Collateral Accounts and the security entitlements and financial assets carried therein or credited thereto.

Section 2.11      Termination.  This Depositary Agreement shall remain in full force and effect until and shall terminate on the Debt Termination Date.

ARTICLE III

THE COLLATERAL ACCOUNTS

Section 3.1       The Collateral Accounts.  Deposits to and transfers from the Collateral Accounts shall be made in accordance with the provisions of Sections 3.2., 3.2 and 3.4.  Transfers from each Collateral Account (or certain of them as elected by the relevant Borrowers) on each Subject Transfer Date in accordance with a duly completed Withdrawal Certificate relating to such Subject Transfer Date delivered on or prior to 5:00p.m. (New York time) two (2) Business Days prior to such Subject Transfer Date.  There shall be no more than two (2) Subject Transfer Dates in any week.

Section 3.2       U.S. Borrower Dollar Collateral Account.

(a)  The following amounts shall be deposited in the U.S. Borrower Dollar Collateral Account directly, or if received by the U.S. Borrower, as soon as practicable upon receipt:

(i)           all proceeds of New Money DIP Term Loans borrowed by the U.S. Borrower under the Amended Credit Agreement except as otherwise provided in clause (A) or clause (B) of the immediately succeeding sentence; and

(ii)           all interest income on Permitted Investments attributable to the U.S. Borrower Dollar Collateral Account.

The proceeds of New Money DIP Term Loans borrowed by the U.S. Borrower and applied to the payment of fees, costs and expenses of the DIP Administrative Agent, the Depositary and the DIP Lenders or other costs and expenses attributable to the Amended Credit Agreement on the DIP Effective Date in accordance with the Amended Credit Agreement shall not be deposited into the U.S. Borrower Dollar Collateral Account

(b)  If any of the foregoing amounts required to be deposited with the Depositary in accordance with the terms of this Depositary Agreement are received by the U.S. Borrower (or any Subsidiary of the U.S. Borrower), such Borrower shall (or shall cause any such Subsidiary to) hold such payments in trust for the DIP Administrative Agent and shall promptly remit such payments to the Depositary for deposit in the U.S. Borrower Dollar Collateral Account, in the form received, with any necessary endorsements.

(c)  The U.S. Borrower hereby irrevocably authorizes the Depositary to make withdrawals and transfers of monies on each Subject Transfer Date (via wire transfer) to the extent then available in the U.S. Borrower Dollar Collateral Account, upon the receipt of a Withdrawal Certificate of the U.S. Borrower by the Depositary in accordance with Section 3.1 setting forth the amounts to be withdrawn from the U.S. Borrower Dollar Collateral Account and the amounts to be transferred pursuant to this clause (c) in accordance with the terms of this Depositary Agreement in the following order of priority, all as set forth in such Withdrawal Certificate:

first, on each Subject Transfer Date, to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account, any amounts (including interest, fees, expense payments, indemnity payments or otherwise) due and payable to the DIP Administrative Agent, the Depositary and the DIP Lenders within the next five (5) Business Days in respect of or in connection with the Amended Credit Agreement and any other DIP Loan Document, respectively (without duplication of amounts transferred in accordance with Section 3.3(c) and 3.4(c) in respect thereof); and

second, on each Subject Transfer Date, to the U.S. Borrower by wire transfer to the U.S. Borrower Payment Account, the U.S. Borrower Permitted Expenses due and payable within the next five (5) Business Days (less the aggregate amount of transfers from the U.S. Borrower Dollar Collateral Account theretofore transferred in respect of such U.S. Borrower Permitted Expenses).

Section 3.3       Luxembourg Borrower Dollar Collateral Account.

(a)  The following amounts shall be deposited in the Luxembourg Borrower Dollar Collateral Account directly, or if received by the Luxembourg Borrower, as soon as practicable upon receipt:

(i)           all proceeds of New Money Dollar DIP Term Loans borrowed by the Luxembourg Borrower under the Amended Credit Agreement except as otherwise provided in clause (A) or clause (B) of the immediately succeeding sentence; and

(ii)           all interest income on Permitted Investments attributable to the Luxembourg Borrower Dollar Collateral Account.

The proceeds of New Money Dollar DIP Term Loans borrowed by the Luxembourg Borrower and applied to the payment of fees, costs and expenses of the DIP Administrative Agent, the Depositary and the DIP Lenders or other costs and expenses attributable to the Amended Credit Agreement on the DIP Effective Date in accordance with the Amended Credit Agreement shall not be deposited into the Luxembourg Borrower Dollar Collateral Account.

 (b)  If any of the foregoing amounts required to be deposited with the Depositary in accordance with the terms of this Depositary Agreement are received by the Luxembourg Borrower (or any Subsidiary of the Luxembourg Borrower), such Borrower shall (or shall cause any such Subsidiary to) hold such payments in trust for the DIP Administrative Agent and shall promptly remit such payments to the Depositary for deposit in the Luxembourg Borrower Dollar Collateral Account, in the form received, with any necessary endorsements.

(c)  The Luxembourg Borrower hereby irrevocably authorizes the Depositary to make withdrawals and transfers of monies on each Subject Transfer Date (via wire transfer) to the extent then available in the Luxembourg Borrower Dollar Collateral Account, upon the receipt of a Withdrawal Certificate of the Luxembourg Borrower by the Depositary in accordance with Section 3.1 setting forth the amounts to be withdrawn from the Luxembourg Borrower Dollar Collateral Account and the amounts to be transferred pursuant to this clause (c) in accordance with the terms of this Depositary Agreement in the following order of priority, all as set forth in such Withdrawal Certificate:

first, on each Subject Transfer Date, to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account, any amounts (including interest, fees, expense payments, indemnity payments or otherwise) due and payable to the DIP Administrative Agent, the Depositary and the DIP Lenders within the next five (5) Business Days in respect of or in connection with the Amended Credit Agreement and any other DIP Loan Document, respectively (without duplication of amounts transferred in accordance with Section 3.2(c) and 3.4(c) in respect thereof); and

second, on each Subject Transfer Date, to the Luxembourg Borrower by wire transfer to the Luxembourg Borrower Dollar Payment Account, the Luxembourg Borrower Permitted Expenses due and payable within the next five (5) Business Days (less the aggregate amount of transfers from the Luxembourg Borrower Dollar Collateral Account and the Luxembourg Borrower Euro Collateral Account theretofore transferred in respect of such Luxembourg Borrower Permitted Expenses).

Section 3.4       Luxembourg Borrower Euro Collateral Account.

(a)  The following amounts shall be deposited in the Luxembourg Borrower Euro Collateral Account directly, or if received by the Luxembourg Borrower, as soon as practicable upon receipt:

(i)           all proceeds of New Money Euro DIP Term Loans borrowed by the Luxembourg Borrower under the Amended Credit Agreement except as otherwise provided in clause (A) or clause (B) of the immediately succeeding sentence; and

(ii)           all interest income on Permitted Investments attributable to the Luxembourg Borrower Euro Collateral Account.

The proceeds of New Money Euro DIP Term Loans borrowed by the Luxembourg Borrower and applied to the payment of fees, costs and expenses of the DIP Administrative Agent, the Depositary and the DIP Lenders or other costs and expenses attributable to the Amended Credit Agreement on the DIP Effective Date in accordance with the Amended Credit Agreement shall not be deposited into the Luxembourg Borrower Euro Collateral Account.

 (b)  The Luxembourg Borrower hereby irrevocably authorizes the Depositary to make withdrawals and transfers of monies on each Subject Transfer Date (via wire transfer) to the extent then available in the Luxembourg Borrower Euro Collateral Account, upon the receipt of a Withdrawal Certificate of the Luxembourg Borrower by the Depositary in accordance with Section 3.1 setting forth the amounts to be withdrawn from the Luxembourg Borrower Euro Collateral Account and the amounts to be transferred pursuant to this clause (c) in accordance with the terms of this Depositary Agreement in the following order of priority, all as set forth in such Withdrawal Certificate:

first, on each Subject Transfer Date, to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account, any amounts (including interest, fees, expense payments, indemnity payments or otherwise) due and payable to the DIP Administrative Agent, the Depositary and the DIP Lenders within the next five (5) Business Days in respect of or in connection with the Amended Credit Agreement and any other DIP Loan Document, respectively (without duplication of amounts transferred in accordance with Section 3.2(c) and 3.3(c) in respect thereof); and

second, on each Subject Transfer Date, to the Luxembourg Borrower by wire transfer to the Luxembourg Borrower Euro Payment Account, the Luxembourg Borrower Permitted Expenses due and payable within the next five (5) Business Days (less the aggregate amount of transfers from the Luxembourg Borrower Dollar Collateral Account and the Luxembourg Borrower Euro Collateral Account theretofore transferred in respect of such Luxembourg Borrower Permitted Expenses).

Section 3.5       Permitted Investments.  Amounts deposited in the Collateral Accounts under this Depositary Agreement shall, at the relevant Borrower’s written request and direction, be invested by the Depositary in Permitted Investments.  Except as otherwise provided herein, net interest or gain received, if any, from such investments shall be deposited into the U.S. Borrower Dollar Collateral Account, the Luxembourg Borrower Dollar Collateral Account or the Luxembourg Borrower Euro Collateral Account, as the case may be, to the extent attributable thereto.  Any loss shall be charged to the applicable Collateral Account.  Absent written instructions from the relevant Borrower, the Depositary shall not invest the amounts held in the Collateral Accounts under this Depositary Agreement in Permitted Investments, until written instructions regarding investments are received by the Depositary.  The Depositary may make any and all such investments through its own trust department.  The Depositary shall not be liable for any depreciation of the value of any investment made pursuant to this Section 3.5 or for any loss or penalty resulting from any such investment on the redemption, sale and maturity thereof.  So long as an outstanding balance remains in any of the Collateral Accounts under this Depositary Agreement, the Depositary will provide the relevant Borrower with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such Collateral Account.  The Depositary shall have no obligation to invest or reinvest the amounts deposited in the Collateral Accounts if deposited with the Depositary after 11:00 a.m. (New York time) on such day of deposit.  Instructions received after 11:00 a.m. (New York time) will be treated as if received on the following Business Day. In no event shall the Depositary be deemed an investment manager or adviser in respect of any selection of investments hereunder.  It is understood and agreed that the Depositary or its affiliates are permitted to receive additional compensation that could be deemed to be in the Depositary’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments and (iii) effecting transactions in investments.

Section 3.6       Disposition of Collateral Accounts Upon the Debt Termination Date.  In the event that the Depositary shall have received a certificate from the DIP Administrative Agent stating that the Debt Termination Date shall have occurred, all transfers contemplated by Section 3.8(c) have been made and all other amounts required to be paid hereunder and under the other DIP Loan Documents of which the DIP Administrative Agent is aware shall have been paid in full, all amounts remaining in the Collateral Accounts (if any) shall, upon receipt of a certificate from the DIP Administrative Agent authorizing such payments from the Collateral Accounts, be remitted to or as directed by the Borrowers, and the Collateral Accounts closed.

Section 3.7       Collateral Account Balance Statements.  The Depositary shall at such times as the DIP Administrative Agent or either Borrower may from time to time reasonably request in writing, provide to the DIP Administrative Agent and such Borrower, the ability to view online fund balance statements in respect of each of the Collateral Accounts.

Section 3.8       Default Events and DIP Loan Maturity Date.

(a)           On and after any date on which the Depositary receives written notice from the Dip Administrative Agent that a Default Event has occurred and is continuing and the DIP Administrative Agent so directs the Depositary (the date of receipt of such notice, the “Trigger Event Date”), notwithstanding anything to the contrary contained herein, the Depositary shall thereafter accept all notices and instructions required to be given to the Depositary pursuant to the terms of this Depositary Agreement only from the DIP Administrative Agent and not from any other Person and the Depositary shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Collateral Accounts except pursuant to such notices and instructions from the DIP Administrative Agent unless such Default Event has been waived or cured, in which event the terms of this provision will be inapplicable to such Default Event.

(b)           On the Trigger Event Date, the Depositary shall render an accounting of all monies in the Collateral Accounts as of the Trigger Event Date to the DIP Administrative Agent.

(c)           On the DIP Loan Maturity Date, the Depositary shall sell or otherwise liquidate all Permitted Investments and remit to the DIP Administrative Agent all monies in the Collateral Accounts for application in accordance with Section 2.10.A(a)(iv) of the Amended Credit Agreement.

(d)           The proceeds of any sale, disposition or other realization with respect to Collateral shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held in accordance with provisions of the Amended Credit Agreement.

ARTICLE IV

DEPOSITARY

Section 4.1       Powers and Immunities.  The Depositary shall not have any duties or responsibilities except those expressly set forth in this Depositary Agreement and no implied duties or covenants shall be read against the Depositary.  The Depositary shall not be a trustee or fiduciary to any DIP Lender.  Without limiting the generality of the foregoing, the Depositary shall take all actions as the DIP Administrative Agent shall direct it to perform in accordance with the express provisions of this Depositary Agreement.  Notwithstanding anything to the contrary contained herein, the Depositary shall not be required to take any action which is contrary to this Depositary Agreement or applicable law.  Neither the Depositary nor any of its affiliates shall be responsible to the DIP Lenders for any recitals, statements, representations or warranties made by either Borrower contained in this Depositary Agreement or any other DIP Loan Document or in any certificate or other document referred to or provided for in, or received by any DIP Lender under any DIP Loan Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depositary Agreement or any other DIP Loan Document or any other document referred to or provided for herein or therein or for any failure by either Borrower to perform its obligations hereunder or thereunder.  The Depositary shall not be required to ascertain or inquire as to the performance by either Borrower of any of its obligations under any DIP Loan Document or any other document or agreement contemplated hereby or thereby.  Except as otherwise provided under this Depositary Agreement, the Depositary shall take action under this Depositary Agreement only as it shall be directed in writing.  Whenever in the administration of this Depositary Agreement the Depositary shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the relevant Borrower or the DIP Administrative Agent, if appropriate.  The Depositary shall have the right at any time to seek instructions concerning the administration of this Depositary Agreement from the DIP Administrative Agent, either Borrower or any court of competent jurisdiction.  The Depositary shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.  The

Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care.  Neither the Depositary nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Depositary Agreement or in connection therewith except to the extent caused by the Depositary’s gross negligence or willful misconduct.

Section 4.2       Reliance by Depositary.  The Depositary shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate of an Authorized Officer of either Borrower, DIP Administrative Agent’s certificate or any other notice or other document believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Depositary and shall have no liability for its actions taken thereupon, unless due to the Depositary’s willful misconduct or gross negligence.  The Depositary shall be fully justified in failing or refusing to take any action under this Depositary Agreement (i) if such action would, in the reasonable opinion of the Depositary, be contrary to applicable law or the terms of this Depositary Agreement, (ii) if such action is not specifically provided for in this Depositary Agreement, it shall not have received any such advice or concurrence of the DIP Administrative Agent as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depositary Agreement (whether such action is or is intended to be an action of the Depositary or the DIP Administrative Agent), it shall not first be indemnified to its satisfaction by the DIP Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Depositary shall in all cases be fully protected in acting, or in refraining from acting, under this Depositary Agreement in accordance with a request of the DIP Administrative Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the DIP Lenders.

Section 4.3       Court Orders.  The Depositary is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary.  The Depositary shall not be liable to any of the parties hereto or any of the DIP Lenders or their successors, heirs or personal representatives by reason of the Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 4.4       Resignation or Removal.  Subject to the appointment and acceptance of a successor Depositary as provided below, the Depositary may resign at any time by giving thirty (30) days’ written notice thereof to the DIP Administrative Agent and the Borrowers, provided that in the event the Depositary is also the DIP Administrative Agent, it must also at the same time resign as the DIP Administrative Agent.  The Depositary may be removed at any time with or without cause by the DIP Administrative Agent.  Notwithstanding anything to the contrary, no resignation or removal of the Depositary shall be effective until: (i) a successor Depositary is appointed in accordance with this Section 4.4, (ii) the resigning or removed Depositary has transferred to its successor all of its rights and obligations in its capacity as the Depositary under this Depositary Agreement, and (iii) the successor Depositary has executed and delivered an agreement to be bound by the terms hereof and perform all duties required of the Depositary hereunder.  Within thirty (30) days of receipt of a written notice of any resignation or removal of the Depositary, the DIP Administrative Agent (acting on the instruction of Requisite DIP Lenders) shall appoint a successor Depositary.  If no successor Depositary shall have been appointed by the DIP

Administrative Agent and shall have accepted such appointment within thirty (30) days after the retiring Depositary’s giving of notice of resignation or the removal of the retiring Depositary, then the retiring Depositary may apply to a court of competent jurisdiction to appoint a successor Depositary, which shall be a bank or trust company which has an office in New York, New York and that has a combined capital surplus of at least $500,000,000.  Upon the acceptance of any appointment as Depositary hereunder by the successor Depositary, (a) such successor Depositary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary, and the retiring Depositary shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary shall promptly transfer all monies and Permitted Investments within its possession or control to the possession or control of the successor Depositary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary with respect to the monies and Permitted Investments to the successor Depositary.  After the retiring Depositary’s resignation or removal hereunder as Depositary, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary.  Any corporation into which the Depositary may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to the business of the Depositary or its corporate trust operations shall be the successor of the Depositary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE V

EXPENSES; INDEMNIFICATION; FEES

Section 5.1       Expenses.  Subject to the terms of the agreement referenced in Section 5.3, the Borrowers, jointly and severally, agree to pay or reimburse all reasonable out-of-pocket expenses of the Depositary (including reasonable fees and expenses of counsel) in respect of, or incident to, the administration or enforcement of any of the provisions of this Depositary Agreement or in connection with any amendment, waiver or consent relating to this Depositary Agreement.

Section 5.2       Indemnification.  The Borrowers, jointly and severally, agree to indemnify the Depositary in its capacity as such and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each, an “Indemnified Depositary Party”) from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) growing out of or resulting from this Depositary Agreement (including, without limitation, performance under or enforcement of this Depositary Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Party’s gross negligence or willful misconduct).  This indemnity shall survive the termination of this Depositary Agreement, and the resignation or removal of the Depositary.

Section 5.3       Fees.  On the DIP Effective Date, and on each anniversary of the DIP Effective Date up to and including the Debt Termination Date, the Borrowers, jointly and severally, agree to pay the Depositary an annual fee in an amount mutually agreed on in a separate agreement between the Borrowers and the Depositary.

ARTICLE VI

MISCELLANEOUS

Section 6.1       Amendments; Etc.  No amendment or waiver of any provision of this Depositary Agreement nor consent to any departure by either Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Dip Administrative Agent (acting at the instruction of the Requisite DIP Lenders), the Depositary (acting on the instruction of the DIP Administrative Agent) and the Borrowers.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

Section 6.2      Addresses for Notices.  All notices, instructions, requests, directions and other communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Depositary Agreement, shall be sufficiently given and shall be deemed given when personally delivered or, if mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, upon receipt by the addressee, or if by facsimile or any other telecommunications device capable of a written record (including electronic mail), when delivered, in each case addressed to the parties as follows (or such other address as shall be designated by such party in a written notice to each other party):

The Borrowers:	HAYES-LEMMERZ INTERNATIONAL, INC.
15300 Centennial Drive
Northville, Michigan 48168
Attention: General Counsel
Telecopy no: (734) 737-2069
E-Mail Address: pcauley@hayes-lemmerz.com

DIP Administrative Agent:	DEUTSCHE BANK AG NEW YORK BRANCH
as DIP Administrative Agent
60 Wall Street
Mailstop 2710
New York, New York 10005
Attention: Erin Morrissey
Telephone no. (212) 250-1765
Telecopy no.: (212) 797-5690
E-Mail Address: erin.morrissey@db.com
Attention: Michael Meagher
Telephone no. (212) 250-2178
Telecopy no.: (212) 797-5695
E-Mail Address: michael.meagher@db.com

Depositary:	DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary
60 Wall Street
Mailstop 2710

New York, New York 10005
Attention: Erin Morrissey
Telephone no. (212) 250-1765
Telecopy no.: (212) 797-5690
E-Mail Address: erin.morrissey@db.com
Attention: Michael Meagher
Telephone no. (212) 250-2178
Telecopy no.: (212) 797-5695
E-Mail Address: michael.meagher@db.com

Section 6.3       Governing Law.  This Depositary Agreement shall be governed by the laws of the State of New York, except to the extent New York law is superseded by the Bankruptcy Code.

Section 6.4       Headings.  Headings used in this Depositary Agreement are for convenience of reference only and do not constitute part of this Depositary Agreement for any purpose.

Section 6.5       No Third Party Beneficiaries.  The agreements of the parties hereto are solely for the benefit of the Borrowers and the DIP Lenders and their respective successors and assigns and no Person (other than the parties hereto and the DIP Lenders) shall have any rights hereunder.

Section 6.6       No Waiver.  No failure on the part of the Depositary, the DIP Administrative Agent or any of the DIP Lenders or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary, the DIP Administrative Agent or any of the DIP Lenders or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver of any single Default Event or other breach or default be deemed a waiver of any other Default Event or other breach or default theretofore or thereafter occurring.  All remedies either under this Depositary Agreement or by law or otherwise afforded to any DIP Lender shall be cumulative and not alternative.

Section 6.7       Severability.  If any provision of this Depositary Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Depositary Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

Section 6.8       Successors and Assigns.  All covenants, agreements, representations and warranties in this Depositary Agreement by each party hereto shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not, provided that neither Borrower may assign its rights or obligations hereunder without the consent of the DIP Administrative Agent and the Depositary.

Section 6.9       Execution in Counterparts.  This Depositary Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.10     Force Majeure.  The DIP Administrative Agent and the Depositary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the DIP Administrative Agent and Depositary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 6.11     Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the DIP Administrative Agent and Depositary, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Depositary Agreement agree that they will provide the DIP Administrative Agent and Depositary with such information as it may request in order for the DIP Administrative Agent and Depositary to satisfy the requirements of the USA Patriot Act.

Section 6.12      Effect of this Depositary Agreement.  Nothing in this Depositary Agreement limits or shall be construed as a waiver of the rights of the DIP Lenders under the Orders and in the case of any conflict between the express terms and provisions of this Depositary Agreement and the express terms and provisions of the Orders, unless such term or provision in the Orders is phrased as "as defined in" or "as more fully described in" this Depositary Agreement, the terms and provisions of the Orders shall govern.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Depositary Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

HLI OPERATING COMPANY, INC.,

By:	/s/ Mark A. Brebberman
Name: Mark A. Brebberman
Title: Chief Financial Officer

HAYES LEMMERZ FINANCE LLC – LUXEMBOURG S.C.A.,

By:	/s/ Mark A. Brebberman
Name: Mark A. Brebberman
Title: Chief Financial Officer

DEUTSCHE BANK AG NEW YORK BRANCH,
as DIP Administrative Agent

By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

By:	/s/ Michael M. Meagher
Name: Michael M. Meagher
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary

By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

By:	/s/ Michael M. Meagher
Name: Michael M. Meagher
Title: Vice President

EXHIBIT A
to Depositary Agreement

FORM OF WITHDRAWAL CERTIFICATE

WITHDRAWAL CERTIFICATE

Date:  _____________ __, 20__

Deutsche Bank Trust Company Americas,
     as Depositary
60 Wall Street
Mailstop 2710
New York, New York 10005
Attention:  Trust and Securities Services
Telecopy no.:   [_________]
E-Mail Address:  [___________]]

Re:           HLI Operating Company and Hayes Lemmerz Finance LL – Luxembourg S.C.A.

Ladies and Gentlemen:

This Withdrawal Certificate is delivered pursuant to the Depositary Agreement dated as of May 12, 2009 (as amended, modified and supplemented and in effect from time to time, the “Depositary Agreement”) among HLI Operating Company, Inc., a Delaware corporation (the “U.S. Borrower”), and Hayes Lemmerz Finance LLC - Luxembourg S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Borrower” and, together with the U.S. Borrower, the “Borrowers”), Deutsche Bank AG New York Branch, in its capacity as DIP Administrative Agent for the DIP Lenders (together with its successors and permitted assigns in such capacity, the “DIP Administrative Agent”), and Deutsche Bank Trust Company Americas, in its capacity as depositary and as securities intermediary (together with its successors and permitted assigns in such capacity, the “Depositary”).  Unless otherwise defined herein or unless the context otherwise requires, terms used in this Withdrawal Certificate have the meanings provided in the Depositary Agreement.  This Withdrawal Certificate is intended to implement the provisions of the Depositary Agreement and, in the event of any inconsistency between this Withdrawal Certificate and the provisions of the Depositary Agreement, the provisions of the Depositary Agreement shall govern.

In this Withdrawal Certificate, Depositary is hereby directed to withdraw funds from the following Accounts and apply such funds as provided herein (check each Account that applies and include in the Withdrawal Certificate only the pages applicable to the Account(s) which have been checked).

This Withdrawal Certificate relates to ________________, 20__ which is a Subject Transfer Date.

☐	U.S. BORROWER DOLLAR COLLATERAL ACCOUNT

The U.S. Borrower hereby directs Depositary to withdraw from the U.S. Borrower Dollar Collateral Account the following amounts and transfer such amounts on the Subject Transfer Date (check each that applies):

☐           Transfer $_________ to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account for payment of the following amounts in accordance with Section 3.2(c)(first) of the Depositary Agreement:

(i) $___________ with respect to interest payable to the DIP Lenders with respect to DIP Loans; and

(ii) $___________ with respect to [SPECIFY] payable to the [DIP Lenders][the DIP Administrative Agent][the Depositary] with respect to the DIP Loan Documents.

☐           Transfer $_________ to the U.S. Borrower by wire transfer to the U.S. Borrower Payment Account for payment of U.S. Borrower Permitted Expenses with respect to the next succeeding five (5) Business Days.

☐	LUXEMBOURG BORROWER DOLLAR COLLATERAL ACCOUNT

The Luxembourg Borrower hereby directs Depositary to withdraw from the Luxembourg Borrower Dollar Collateral Account the following amounts and transfer such amounts on the Subject Transfer Date (check each that applies):

☐           Transfer $_________ to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account for payment of the following amounts in accordance with Section 3.3(c)(first) of the Depositary Agreement:

(i) $___________ with respect to interest payable to the DIP Lenders with respect to DIP Loans; and

(ii) $___________ with respect to [SPECIFY] payable to the [DIP Lenders][the DIP Administrative Agent][the Depositary] with respect to the DIP Loan Documents.

☐           Transfer $_________ to the Luxembourg Borrower by wire transfer to the Luxembourg Borrower Dollar Payment Account for payment of Luxembourg Borrower Permitted Expenses with respect to  next succeeding five (5) Business Days.

☐	LUXEMBOURG BORROWER EURO COLLATERAL ACCOUNT

The Luxembourg Borrower hereby directs Depositary to withdraw from the Luxembourg Borrower Euro Collateral Account the following amounts and transfer such amounts on the Subject Transfer Date (check each that applies):

☐           Transfer €_________ to the DIP Administrative Agent by wire transfer to the DIP Administrative Agent Payment Account for payment of the following amounts in accordance with Section 3.4(c)(first) of the Depositary Agreement:

(i) €___________ with respect to interest payable to the DIP Lenders with respect to DIP Loans; and

(ii) €___________ with respect to [SPECIFY] payable to the [DIP Lenders][the DIP Administrative Agent][the Depositary] with respect to the DIP Loan Documents.

☐           Transfer €_________ to the Luxembourg Borrower by wire transfer to the Luxembourg Borrower Euro Payment Account for payment of Luxembourg Borrower Permitted Expenses with respect to the next succeeding five (5) Business Days.

INSERT THIS PAGE WITH ANY WITHDRAWAL CERTIFICATE

CERTIFICATION

Each Borrower requesting a transfer under this Withdrawal Certificate hereby certifies, represents and warrants as follows:

(a)           Representations and Warranties; No Defaults.  The following statements shall be true on the date of this Withdrawal Certificate and on the Subject Transfer Date, both before and after giving effect to the transfers contemplated hereby and to the application of the proceeds of such transfers:

(i)           the representations and warranties set forth in Article IV.A of the Amended Credit Agreement and in the other DIP Loan Documents are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(ii)           the transfers contemplated hereby and the application of the proceeds of such transfers do not violate any Requirement of Law, the provisions of the Interim Order, the Final Order (if in effect) or the provisions of any DIP Loan Document and are not enjoined, temporarily, preliminarily or permanently; and

(iii)           no Default or Event of Default under Section 9.1.A of the Amended Credit Agreement  shall have occurred and be continuing.

(b)           Use of Proceeds.

(i)           The amounts being transferred are with respect to U.S. Borrower Permitted Expenses (in the case of the of the U.S. Borrower and its Subsidiaries) and the Luxembourg Permitted Expenses (in the case of the Luxembourg Borrower and its Subsidiaries)  that are due and payable within the next succeeding five (5) Business Days, in each case consistent with the Adjusted Budget, the Orders and the DIP Loan Documents (the amounts described above, the “Permitted Amounts”);

(ii) Without giving effect to the transfers contemplated hereby and to the application of the proceeds of such transfers, the excess (if any) of (A) Available Cash of the Obligors on the date of this Withdrawal Certificate (taken together with Available Cash of the Obligors reasonable expected to be available within the succeeding five (5) Business Days) over (B) $12,500,000 is insufficient to pay the Permitted Amounts.

(iii)           The Borrowers shall apply the amounts being transferred for the intended purpose of such transfer in accordance with the DIP Loan Documents, and for no other purposes.

(c)           Interim Order or Final Order in Effect.  The Interim Order or Final Order (as applicable) and the Amended Credit Agreement and the other DIP Loan Documents shall be in full force and effect, and shall not, in whole or in part, have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any pending or threatened (in writing) challenge or proceeding in any jurisdiction in any part of the world and the Debtors shall be in compliance with the Interim Order or Final Order, as applicable.

IN WITNESS WHEREOF, this Withdrawal Certificate is duly executed and delivered by a duly authorized representative of each Person executing this Withdrawal Certificate as of the date first above written.

HLI OPERATING COMPANY, INC.,

By:
Name:
Title:

HAYES LEMMERZ FINANCE LLC – LUXEMBOURG S.C.A.,

By:
Name:
Title: